As filed with the Securities and Exchange Commission on November 8, 2023 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOCRYST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1413174
(State of Incorporation)	(I.R.S. Employer Identification No.)

4505 Emperor Blvd., Suite 200 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Inducement Equity Incentive Plan

(as Amended and Restated as of October 26, 2023)

(Full Title of the Plan)

Jon P. Stonehouse

President and Chief Executive Officer

BioCryst Pharmaceuticals, Inc.

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Name and Address of Agent for Service)

(919) 859-1302

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brian Lane, Esq.

Robyn Zolman, Esq.

Gibson, Dunn and Crutcher LLP

1050 Connecticut Ave. N.W.

Washington, DC 20036

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by BioCryst Pharmaceuticals, Inc. (the “Registrant”) to register 1,700,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), to be offered and sold under the Registrant’s Inducement Equity Incentive Plan (as amended and restated as of October 26, 2023), as approved by the Registrant’s Board of Directors in October 2023 (the “Inducement Plan”). The shares of Common Stock previously reserved for issuance under the Inducement Plan were registered on the Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on April 29, 2019 (File No. 333-231108), June 10, 2020 (File No. 333-239078), August 12, 2020 (File No. 333-245024), September 30, 2021 (File No. 333-259919), and August 31, 2022 (File No. 333-267193) (collectively, the “Prior Registration Statements”). The information contained in the Prior Registration Statements, together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, except as amended hereby. The shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit Number	Description

5.1	Opinion of Gibson, Dunn and Crutcher LLP (filed herewith).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Gibson, Dunn and Crutcher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Inducement Equity Incentive Plan, as amended and restated as of October 26, 2023 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on November 8, 2023).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 8th day of November, 2023.

BIOCRYST PHARMACEUTICALS, INC.

By:	/s/ Jon P. Stonehouse
Jon P. Stonehouse
President & Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of BIOCRYST PHARMACEUTICALS, INC. hereby constitutes and appoints Jon P. Stonehouse, Anthony J. Doyle, and Alane P. Barnes, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 8, 2023.

Signature	Title

/s/ Jon P. Stonehouse	President, Chief Executive Officer and Director
Jon P. Stonehouse	(Principal Executive Officer)

/s/ Anthony J. Doyle	Chief Financial Officer
Anthony J. Doyle	(Principal Financial Officer and Interim Principal Accounting Officer)
/s/ George B. Abercrombie	Director
George B. Abercrombie

/s/ Stephen J. Aselage	Director
Stephen J. Aselage

/s/ Steven K. Galson, M.D.	Director
Steven K. Galson, M.D.

/s/ Theresa M. Heggie	Director
Theresa M. Heggie

/s/ Nancy J. Hutson, Ph.D.	Director
Nancy J. Hutson, Ph.D.

/s/ Kenneth B. Lee, Jr.	Director
Kenneth B. Lee, Jr.
/s/ Alan G. Levin	Director
Alan G. Levin

/s/ Amy E. McKee, M.D.	Director
Amy E. McKee, M.D.

/s/ Vincent J. Milano	Director
Vincent J. Milano

/s/ Machelle Sanders	Director
Machelle Sanders